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                                                                  EXHIBIT 10.01



                                     MICRON
                                ELECTRONICS, INC.

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                                LETTER OF INTENT

                                FEBRUARY 25, 1997

Micron Electronics, Inc. ("Micron") and Micronics Computers, Inc. ("Micronics") agree that they shall negotiate in good faith to complete the necessary agreements to memorialize the understanding set forth below.

A.       INTENT:

1. Micron has purchased motherboards and other products (the "Products") from Micronics in the past, is currently purchasing such Products from Micronics and intends to continue to make such purchases from Micronics.

2. Given the importance of a constant, ongoing, uninterruptable source of Product to Micron's business, Micron desires that Micronics take certain steps to ensure that Micron shall be able to obtain Micronics-designed Products even in the event that Micronics is unable to supply such Product itself, and Micronics is willing to take steps to ensure such a source.

3. The parties therefore agree that they shall negotiate and enter into agreements to formalize their existing understanding under which: a) Micronics shall place the necessary technology (the "Technology") into a mutually agreeable escrow account so that a competent manufacturer of computer motherboards and similar products would be able to manufacture all Micronics-designed Products that Micronics' sells or has sold to Micron, and such Technology shall be released to Micron in the event that Micronics is unable to supply Micron with Product as set forth below; b) the parties shall cooperatively qualify a mutually acceptable third party manufacturer to manufacture Products for Micron and that Micronics shall, within the time table set forth below, exercise its best efforts to ensure that such manufacturer is capable of manufacturing Products Micronics sells to Micron; and c) in the event Micronics is unable to completely fulfill Micron's orders for Product due to problems outside the ordinary course of business (e.g. financial difficulties, force majeure, or other problems outside of Micronics' control), Micronics agrees that upon Micron obtaining Micronics' written approval, which approval shall not be unreasonably withheld, Micron may negotiate directly with Orient Semi-Conductor Electronics, Ltd. ("OSE") to obtain an amount of Product sufficient to meet Micron's needs. Notwithstanding the foregoing, in a force majeure situation, Micronics agrees that if it does not provide Micron with approval pursuant to this section 3, subsection (c) within three (3) business days of Micron's request,


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**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS
   DOCUMENT. SUCH PORTIONS HAVE BEEN OMITTED FROM THIS FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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         Micron may negotiate the purchase of Product directly with OSE without first obtaining Micronics' approval.

4. Micron agrees that in the event it obtains the right to purchase Product directly from OSE pursuant to section 3(c) above, upon Micronics providing Micron with reasonable assurance that it is able to reinitiate manufacture of Products, Micron shall cease purchasing Products directly with OSE, and shall reissue all pending Purchase Orders to Micronics under the same terms and conditions previously in effect between Micron and Micronics.

5. The parties agree that execution of this Letter of Intent shall satisfy the requirements of section 3(a) of the Operating Guidelines dated July 30, 1996 that Micron and Micronics execute a Motherboard Manufacturing License Agreement.

B.       THE SECONDARY MANUFACTURING SOURCE

1. The parties agree that within 30 days of the signing of this Letter of Intent they shall cooperatively qualify a mutually acceptable third party manufacturing contractor for manufacturing Product. Micronics agrees that it shall expedite the initiation of manufacturing at such third party manufacturing contractor's facility, and shall make its best efforts to start manufacturing at such facility within 60 days of the signing of this Letter of Intent, unless otherwise requested by Micron.

2. Micronics further agrees that within 90 days of the initiation of production of Products at the third party manufacturing contractor, it shall make its best efforts to ensure that such contractor will be capable of producing all such Product Micronics sells to Micron.

C.       THE ESCROW ACCOUNT

1. Micronics will place the latest version of all the Technology into a mutually agreeable escrow account, at Micron's expense, within 30 days of the signing of this letter agreement, and Micronics shall keep the Technology updated for all Products. The Technology shall include information concerning not only Products Micronics is currently selling to Micron but also all Products Micronics has sold to Micron in the past.

2. The "Technology" shall be provided as a "Manufacturing Package" including Detailed Bills of Materials, Gerber Files, PBA and PB Drawings, Specifications, CAD Drawings, Schematics, known errata, Object Code BIOS all ECN and OCNs, Test Programs, fixtures and/or Fixture Designs and Specifications, Test Procedures, and any other materials necessary to provide Micron the necessary know how to manufacture (or have manufactured on its behalf) the Products. The Technology shall be separated into distinct Manufacturing Packages with each such Manufacturing Package containing all Technology necessary so that a competent manufacturer could manufacture a particular model or version of the Products.


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3.       The Escrow Agreement between Micronics and the escrow agent shall require the escrow agent to release a Manufacturing Package to Micron if any of the conditions set forth in the Manufacturing Rights section below occur.

D.       MANUFACTURING RIGHTS

1. Micronics and Micron agree that Micron shall have the right to access the Technology held in the above-mentioned escrow account, and to initiate manufacture of a particular Product in the event:

         (a) Micron submits, or has submitted, Purchase Orders for the purchase of 65,000 units of new Product to which such Manufacturing Package relates; or

         (b)      [      ]** days following Micronics' first delivery of a
                  production unit of a new Product to Micron to which such Manufacturing Package relates; or

         (c) Micronics fails to completely fulfill any Micron Purchase Order which Micronics has previously acknowledged and accepted, for the purchase of the Product to which such Manufacturing Package relates and is unable to cure such failure upon notice within five (5) business days; or

         (d)      Micron reasonably believes that Micronics is either:
                  (1) currently unable or (2) within the next thirty (30) days is unlikely to be able to completely meet Micron's Purchase Orders that Micronics has acknowledged and accepted for Products and within ten (10) business days of Micron's informing Micronics of its concern, Micronics is unable to cure the problem by providing Micron with reasonable assurances of its ability to provide such Product. Notwithstanding the foregoing, the parties agree that in the event Micronics' failure to completely meet such Purchase Orders is caused by the cross-industry failure of a component manufactured by Intel Corporation necessary to manufacture the Products, which failure has been acknowledged by Intel Corporation, Micron may not exercise its right to manufacture such Product until after fifteen (15) business days have passed from the date Micron first informed Micronics of its concern.

         (e) For the purposes of subsections (a) and (b) of this section, a "new" Product shall be a Product that utilizes a new core logic or that contains new features.

2. The parties further agree that the 65,000 units referenced in clause 1(a) shall include both units of product covered by Purchase Orders that Micron may submit to Micronics for a particular Product after the signing of this Letter of Intent and also any units of such Product Micron may have already ordered from Micronics.

3. Micron agrees that within fifteen (15) business days of its receipt of a "complete" Manufacturing Package relating to a particular Product from the escrow agent, Micron shall

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**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS
   DOCUMENT. SUCH PORTIONS HAVE BEEN OMITTED FROM THIS FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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         pay Micronics $[       ]**. A Manufacturing Package shall be "complete"
         when it contains all information necessary so that a competent manufacturer could initiate production on that Product. If Micron determines that a Manufacturing Package is not "complete" Micronics shall supplement the Manufacturing Package with the information reasonably necessary to complete the Manufacturing Package so that a competent manufacturer could initiate production of the Product.

4. Micronics agrees that in the event Micron obtains a Manufacturing Package for a particular Product pursuant to the terms of the Escrow Agreement referenced herein, Micronics shall provide Micron, at Micronics' expense, a reasonable level of telephone support to assist in the start up of manufacturing (during the initial thirty (30) days of Micron obtaining a Manufacturing Package). Additional support shall be on a time and material basis only.

5.       Upon Micron obtaining the right to manufacture a Product:

         (a)      Micron will pay Micronics $[        ]** per motherboard (the
                  "Royalty") that Micron (or its subcontracting manufacturers) manufactures:

         (b) Micron may manufacture (or have a third party manufacture on its behalf) Product anywhere in the world except at the Orient Semiconductor Electronics facility in Taiwan (unless the terms of section A3(c), above, are met);

         (c) Micron will not label any Products it manufactures with Micronics logos;

         (d) All intellectual property rights relating to the Products currently owned by Micronics will remain Micronics properly;

         (e) Micron agrees that it shall not manufacture (or have manufactured by a third party manufacturer on its behalf) more Product than the amount of Product it purchases from Micronics. Notwithstanding the foregoing, in the event Micronics is unable to provide Micron with sufficient Product to satisfy fifty percent (50%) of Micron's total demand for such Product, Micron may manufacture (or have manufactured by a third party manufacturer on its behalf) more than fifty percent (50%) of the total amount of such Product it requires;

         (f) Upon ten (10) days notice Micronics shall have the right to audit Micron's records at Micronics' expense to determine whether Micron has paid Micronics the proper Royalty for the Product it has purchased. Micron agrees that in the event Micronics' audit discovers an uncontested underpayment, Micron shall promptly pay such uncontested amounts;

         (g) Micron agrees that it shall pay any reasonable BIOS or similar royalties, or fees or taxes on the Product Micron may manufacture (or have manufactured by a third party manufacturer on its behalf);


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**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS
   DOCUMENT. SUCH PORTIONS HAVE BEEN OMITTED FROM THIS FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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         (h)      Micron shall use all Product Micron may manufacture (or have manufactured by a third party manufacturer on its behalf) for the manufacture of computers and similar products and Micron expressly agrees that it shall not sell such Product as a finished good on the open market;

         (i) Micron agrees that it shall not sublicense its right to manufacture (or have manufactured by a third party manufacturer on its behalf) Product without receiving the prior written approval of Micronics.

6. The parties further agree that for Products manufactured by Micron (or a third party manufacturer on its behalf), Micronics shall provide Micron with solely a warranty on the design of the Technology, and thus that Micronics shall warrant that the Products are free from design defects and do not infringe upon the intellectual property rights of any third party. The parties expressly agree that Micronics shall not provide Micron a warranty on the workmanship of any Products Micron may manufacture or have manufactured by a third party manufacturer on its behalf. Notwithstanding the foregoing, Micronics agrees that it shall continue to provide Micron with its standard warranty on all products Micronics supplies to Micron.

7. Micron further agrees that upon obtaining its right to manufacture Product under either subsections D1(a) or (b), it shall not exercise such right until such time Micron reasonably believes that Micronics is either: (1) currently unable or (2) within the next thirty (30 days is unlikely to be able to completely meet Micron's Purchase Orders that Micronics has acknowledged and accepted for Products within ten (10) business days of Micron's informing Micronics of its concern, Micronics is unable to cure the problem by providing Micron with reasonable assurances of its ability to provide such Product. Notwithstanding the foregoing, the parties agree that in the event Micronics' failure to completely meet such Purchase Orders is caused by the cross-industry failure of a component manufactured by Intel Corporation necessary to manufacture the Products, which failure has been acknowledged by Intel Corporation, Micron may not exercise its right to manufacture Product until after fifteen (15) business days have passed from the date Micron first informed Micronics of its concern.



MICRONICS COMPUTERS, INC.                   MICRON ELECTRONICS, INC.



By:/s/                                      By:/s/
   ---------------------------------           ---------------------------------
Title:  Vice President and CFO              Title:  Director of Procurement
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Date:  February 25, 1997                    Date:  2-25-1997
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